UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

AMERICOLD REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On June 23, 2026, Americold Realty Trust, Inc. (the “Company”), its subsidiary, Americold Realty Operating Partnership, L.P. (the “Parent Borrower”), and certain of the Parent Borrower’s subsidiaries, including certain designated borrowers, entered into that certain Amended and Restated Syndicated Facility Agreement with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and certain lenders and letter of credit issuers party thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates that certain Syndicated Facility Agreement, dated as of August 23, 2022 (the “Prior Credit Agreement”). Defined terms used herein but not otherwise defined have the definitions for each such defined terms in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement increases and extends the maturity of certain tranches of the senior credit facility. The Amended and Restated Credit Agreement includes (1) a $1.15 billion revolving credit facility (the “Revolving Credit Facility”), consisting of (i) a $575 million U.S. dollar tranche, (ii) a $575 million U.S. dollar equivalent alternative currency tranche, and (iii) a $150 million letter of credit sublimit and (2) a term loan facility (the “Term Loan Facility”), consisting of (i) a $375 million term A-1 loan tranche, (ii) a CAD$350 million term A-2 loan tranche, which was increased by CAD$100 million, (iii) a new AUD$230 million term loan tranche, (iv) a $270 million delayed draw term loan tranche and (v) a $250 million 2025 delayed draw term loan tranche.

The maturity dates on the term A-1 loan tranche, the delayed draw term loan tranche and the 2025 delayed draw term loan tranche each remain unchanged from the Prior Credit Agreement. The following changes to maturity dates were made pursuant to the Amended and Restated Credit Agreement: (i) the Revolving Credit Facility maturity was extended until June 23, 2030, (ii) the term A-2 loan maturity was extended until June 23, 2031 and (iii) the 2025 delayed draw term loan maturity was extended until June 23, 2031. The Parent Borrower has the option to extend certain maturity dates on the Revolving Credit Facility and the term A-1 loan tranche and 2025 delayed draw term loan tranche under the Term Loan Facility pursuant to the terms of the Amended and Restated Credit Agreement.

The Parent Borrower borrowed the entire AUD$230 million term loan and the CAD$100 million incremental term A-2 loan at closing to pay a portion of loans drawn under the Revolving Credit Facility. The borrowers will use borrowings under the Amended and Restated Credit Agreement for general corporate purposes, including to prepay indebtedness under the Prior Credit Agreement and for working capital and other lawful corporate purposes. The Amended and Restated Credit Agreement is unsecured.

Borrowings under the Amended and Restated Credit Agreement will bear interest at a per annum rate equal to the following listed rates (with such applicable rates to be determined based on the Parent Borrower’s current debt ratings on the date of such borrowing), at the applicable borrower’s option, (i) under the Revolving Credit Facility, (a) for Term SOFR Committed Loans, Daily SOFR Loans and Alternative Currency Loans, either Term SOFR or the relevant Alternative Currency Rate, as applicable, plus an applicable rate of 0.675-1.350% and (b) for Base Rate Loans, Base Rate plus an applicable rate of 0.000-0.350%, (ii) under the term A-1 loan, delayed draw term loan and 2025 delayed draw term loan tranches of the Term Loan Facility, (a) for Term SOFR Committed Loans and Daily SOFR Loans, Term SOFR plus an applicable rate of 0.800-1.600% and (b) for Base Rate loans, Base Rate plus an applicable rate of 0.000-0.600% and (iii) under the term A-2 loan and AUD term loan tranches of the Term Loan Facility, for the Alternative Currency loans, the relevant Alternative Currency Rate plus an applicable rate of 0.750-1.550%.

The Amended and Restated Credit Agreement contains customary representations and warranties and covenants for a transaction of this type, including financial maintenance covenants, which require that (i) the Total Leverage Ratio be maintained as of any Reference Period at a level of not greater than 60%, provided that the Parent Borrower may elect that such Total Leverage Ratio be permitted to exceed 60% (but no greater than 65%) as of the last day of the four consecutive fiscal quarters immediately following a Material Acquisition, (ii) the Secured Leverage Ratio be maintained as of any Reference Period at a level of not greater than 40%, provided that the Parent Borrower may elect that such Secured Leverage Ratio be permitted to exceed 40% (but no greater than 45%) as of the last day of the four consecutive fiscal quarters immediately following a Material Acquisition, (iii) the Fixed Charge Coverage Ratio be maintained as of any Reference Period at a level of not less than 1.50:1.00, (iv) the Unsecured Interest Coverage Ratio be maintained as of any Reference Period at a level of not less than 1.75:1.00 and (v) the Unencumbered Leverage Ratio be maintained as of any Reference Period at a level of not greater than 60%, provided that the Parent Borrower may elect that such Unencumbered Leverage Ratio be permitted to exceed 60% (but no greater than 65%) as of the last day of the four consecutive fiscal quarters immediately following a Material Acquisition.

The Amended and Restated Credit Agreement also contains representations and warranties and covenants. The assertions embodied in those representations and warranties were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such Amended and Restated Credit Agreement.

The above summary of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 - Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

10.1	Amended and Restated Syndicated Facility Agreement.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

AMERICOLD REALTY TRUST, INC.

By:	/s/ Christopher J. Papa
Name:	Christopher J. Papa
Title:	Executive Vice President, Chief Financial Officer